                            SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-b(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          First Commerce Corporation
             -----------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

   --------------------------------------------------

  (2) Aggregate number of securities to which transaction applies:


   --------------------------------------------------

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange ActRule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.


   --------------------------------------------------

  (4) Proposed maximum aggregate value of transaction:

   --------------------------------------------------

  (5) Total Fee paid:

   --------------------------------------------------

- --------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

               [LOGO OF FIRST COMMERCE CORPORATION APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock of First Commerce Corporation:

  The annual meeting of stockholders of First Commerce Corporation ("FCC") will be held in the Vieux Carre Room of the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, on Monday, April 17, 1995, at 9:00 a.m., New Orleans time, to:

  1.  Elect directors.

  2. Consider and vote upon a proposal to approve the Amended and Restated Supplemental Tax-Deferred Savings Plan.

  3. Transact such other business as may properly come before the meeting or any adjournments thereof.

  Only holders of record of FCC Common Stock at the close of business on February 24, 1995, are entitled to notice of and to vote at the annual meeting.

  PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. A PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

                                           By Order of the Board of Directors

                                    [SIGNATURE OF MICHAEL A. FLICK APPEARS HERE]

                                                    Michael A. Flick
                                                        Secretary

New Orleans, Louisiana
March 8, 1995

                           FIRST COMMERCE CORPORATION

                             POST OFFICE BOX 60279
                          NEW ORLEANS, LOUISIANA 70160

                                 MARCH 8, 1995

                                PROXY STATEMENT

  This Proxy Statement is furnished to stockholders of First Commerce Corporation ("FCC" or the "Corporation") in connection with the solicitation on behalf of its Board of Directors (the "Board") of proxies for use at the annual meeting of stockholders of FCC to be held on April 17, 1995 at the time and place set forth in the accompanying notice and at any adjournments thereof (the "Meeting").

  Only stockholders of record of FCC common stock ("Common Stock") at the close of business on February 24, 1995, are entitled to notice of and to vote at the Meeting. On that date, FCC had outstanding 29,369,774 shares of Common Stock, each of which is entitled to one vote.

  A stockholder may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of FCC a written revocation or duly executed proxy bearing a later date. A stockholder who votes in person at the Meeting in a manner inconsistent with a proxy previously filed on the stockholder's behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person.

  This Proxy Statement is first being mailed to stockholders on or about March 8, 1995, and the cost of soliciting proxies in the enclosed form will be borne by FCC. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and FCC will, upon request, reimburse them for their expenses in so acting. In addition, FCC has retained Corporate Investor Communications, Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses.

                             ELECTION OF DIRECTORS

GENERAL

  The Articles of Incorporation of FCC authorize the Board to fix the number of directors at not less than three nor more than thirty. Pursuant thereto, the Board has fixed the number of directors to be elected at the Meeting at twenty, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received by them for the election of the twenty persons named below to serve until the next annual meeting and until their successors are duly elected and qualified. In the unanticipated event that one or more nominees is unable to be a candidate at the Meeting, the By-laws of FCC provide that the number of authorized directors will be automatically reduced by the number of such nominees unless the Board determines otherwise, in which case proxies will be voted in favor of such other nominees as may be designated by the Board.

  The following table sets forth certain information as of February 13, 1995, with respect to each nominee to be proposed on behalf of the Board. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                           YEAR FIRST
                                        PRINCIPAL OCCUPAITON                BECAME A
                                        AND DIRECTORSHIPS IN                DIRECTOR
      NAME AND AGE                   OTHER PUBLIC CORPORATIONS               OF FCC
      ------------                   -------------------------             ----------
Ian Arnof, 55...........  President and Chief Executive Officer of FCC        1983
James J. Bailey III, 52.  Managing Partner, Bailey Family Investments         1985
                           (real estate development and management);
                           director, United Companies Financial
                           Corporation
John W. Barton, 78......  Private investments                                 1985
Sydney J. Besthoff III,   Chairman of the Board, K & B, Incorporated          1992
 67.....................   (retail drug stores)
Robert H. Bolton, 86      Senior Chairman of the Board, Rapides Bank &        1986
 (1)....................   Trust Company in Alexandria
Frances B. Davis, 66      Private investments                                 1986
 (1)....................
Laurance Eustis, Jr.,     Advisory Chairman and Consultant, Eustis            1983
 81.....................   Insurance, Inc.; director, International
                           Shipholding Corporation and Pan-American Life
                           Insurance Company (2)
William P. Fuller, 68...  President, Fuller Farms, Inc.                       1978
Arthur Hollins III, 64..  Chairman of the Board, The First National Bank      1985
                           of Lake Charles; director, Calcasieu Real
                           Estate & Oil Co., Inc.
F. Ben James, Jr., 59...  President, James Investments, Inc. (real estate     1973
                           development and private investments); director,
                           Central Louisiana Electric Co., Inc.
Erik F. Johnsen, 69.....  President and director, International               1983
                           Shipholding Corporation and Central Gulf Lines,
                           Inc. (ocean shipping)
J. Merrick Jones, Jr.,    Chairman of the Board, Canal Barge Company, Inc.    1983
 60.....................   (river transportation)(3)
Edwin Lupberger, 58.....  Chairman and Chief Executive Officer, Entergy       1992
                           Corporation (electric utility holding company);
                           director, International Shipholding Corporation
Hermann Moyse, Jr., 73..  Chairman of the Board, FCC; Chairman Emeritus,      1985
                           City National Bank of Baton Rouge ("CNB");
                           director, Pan-American Life Insurance
                           Company(4)
O. Miles Pollard, Jr.     Private investments; director, United Companies     1988
 57.....................   Financial Corporation
G. Frank Purvis, Jr.,     Chairman of the Board, Pan-American Life            1975
 80.....................   Insurance Company
Edward M. Simmons, 66...  President and Chief Executive Officer, McIlhenny    1981
                           Co. (producer of Tabasco brand food products);
                           director, Pan-American Life Insurance Company,
                           Piccadilly Cafeterias, Inc. and Central
                           Louisiana Electric Co., Inc.
H. Leighton Steward, 60.  Chairman, Chief Executive Officer and President,    1992
                           Louisiana Land and Exploration Company (oil and
                           gas exploration and production)
Joseph B. Storey, 82....  Oil and gas consultant and private investments      1983
Robert A. Weigle, 48....  President, David C. Bintliff & Co., Inc.            1988
                           (investments)

- --------
(1) Mr. Bolton is Mrs. Davis's uncle.
(2) For more than five years prior to 1990, when he relinquished those positions, Mr. Eustis was the President and Chief Executive Officer of Laurance Eustis Insurance Agency, Inc. and Chairman of the Board and Chief Executive Officer of Laurance Eustis Mortgage Corporation (mortgage banking).
(3) Mr. Jones was President of Canal Barge Company, Inc. for more than five years prior to January 1995.
(4) For more than five years prior to December 1994, Mr. Moyse was Chairman of the Board of CNB.

                               ----------------

  During 1994, the Board held seven meetings. Each incumbent director of FCC attended at least 75% of the aggregate number of meetings held during 1994 of the Board and committees of which he or she was a member, except Mr. Lupberger who attended 55%.

  The Board has an Executive Committee, Audit Committee and Compensation Committee. The current members of the Executive Committee are Messrs. Arnof, Fuller, Hollins, Moyse (Chairman), Pollard, Purvis and Simmons. The Executive Committee, which met seven times during 1994, may exercise any of the powers of the Board when the Committee's members agree unanimously that such exercise is necessary because it is not possible or practicable to convene the full Board. In addition, the Executive Committee (1) makes recommendations to the Board concerning potential acquisitions, dividend policy, stock splits and other special projects or policies, (2) performs an initial review of candidates for the Board, (3) approves proposals for, and adopts resolutions authorizing, the acquisition of failed or failing financial institutions or affiliates thereof and (4) reviews any proposed employment contract between FCC or its subsidiaries and employees of institutions proposed to be acquired by FCC.

  The current members of the Audit Committee are Messrs. Bailey (Chairman), Barton, Besthoff, James, Jones, Lupberger and Weigle. The Audit Committee, which met four times during 1994, is responsible for (1) making recommendations to the Board concerning the selection and retention of FCC's independent auditors, (2) consulting with the independent auditors with regard to the plan of audit, (3) consulting directly with the Chief Internal Auditor of FCC on any matter the Audit Committee or the Chief Internal Auditor deems appropriate in connection with carrying out the audit, (4) reviewing the results of audits of FCC by its independent auditors and the Federal Reserve Board, (5) reviewing reports of the subsidiaries' Examining Committees regarding their reviews of the scope and results of internal audits and results of regulatory examinations, (6) discussing audit recommendations with management and reporting the results of its reviews to the Board and (7) determining the compensation of the senior internal auditing personnel and approving the termination of any member of the internal auditing staff.

  The current members of the Compensation Committee are Mrs. Davis and Messrs. Eustis, Johnsen (Chairman), Steward and Storey. The Compensation Committee met three times during 1994. The Compensation Committee is responsible for (1) determining the compensation of the President and Chief Executive Officer of FCC, (2) reviewing the evaluations of FCC's senior management conducted by the President and Chief Executive Officer, (3) assuring that plans for the succession of senior management personnel have been developed by the President and Chief Executive Officer, (4) reviewing and approving certain employment contracts (of which there are none currently) between FCC or any of its subsidiaries and an employee of FCC or any of its subsidiaries and (5) administering the First Commerce Corporation 1985 Stock Option Plan and the 1992 Stock Incentive Plan.

COMPENSATION OF DIRECTORS

  Each director who is not an employee of FCC or any of its subsidiaries receives an annual fee of $20,000 ($60,000 for the Chairman), payable in monthly installments, for service on the Board and all committees of which he or she is a member, in addition to fees for services as a director of subsidiaries of FCC.

             SECURITY HOLDINGS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth certain information concerning the beneficial ownership of each class of outstanding FCC equity securities by each director and nominee of FCC, by each executive officer for whom compensation information is disclosed under the heading "Executive Compensation and Certain Transactions--Summary of Executive Compensation" ("Named Executive Officer"), and by all directors and executive officers of FCC as a group as of February 13, 1995, determined in accordance with Rule 13d-3 of the Securities and Exchange Commission ("SEC"). In addition to its Common Stock, FCC currently has outstanding three other classes of equity securities, none of which are entitled to vote at the Meeting: 7.25% Cumulative Convertible Preferred Stock, Series 1992 ("Preferred Stock"), 12 3/4% Convertible Debentures due 2000, Series A ("A Debentures") and 12 3/4% Convertible Debentures due 2000, Series B ("B Debentures"). Unless otherwise indicated, the equity securities shown are held with sole voting and investment power.

                          TYPE AND CLASS
                             OF EQUITY     NO. OF        PRINCIPAL        PERCENT
NAME OF BENEFICIAL OWNER     SECURITY      SHARES         AMOUNT        OF CLASS(1)
- ------------------------  --------------- ---------     -----------     -----------
DIRECTORS AND DIRECTOR
 NOMINEES
Ian Arnof...............  Common Stock      171,359(2)                         *
James J. Bailey III.....  Common Stock      114,035(3)                         *
                          Preferred Stock    10,000                            *
John W. Barton..........  Common Stock       86,810                            *
Sydney J. Besthoff III..  Common Stock        2,250                            *
Robert H. Bolton........  Common Stock      195,052(4)                         *
                          B Debentures                  $ 3,178,000         5.65%
Frances B. Davis........  Common Stock      391,315(5)                      1.48%
                          Preferred Stock     1,200                            *
                          B Debentures                  $ 7,520,400(6)     13.37%
Laurance Eustis, Jr.....  Common Stock       37,500                            *
William P. Fuller.......  Common Stock       59,575(7)                         *
Arthur Hollins III......  Common Stock      257,683(8)                         *
                          A Debentures                  $ 5,304,225(9)     19.76%
F. Ben James, Jr........  Common Stock       13,125                            *
Erik F. Johnsen.........  Common Stock      147,686(10)                        *
                          Preferred Stock     1,000(11)                        *
J. Merrick Jones, Jr....  Common Stock      137,488(12)                        *
Edwin Lupberger.........  Common Stock        2,312                            *
Hermann Moyse, Jr.......  Common Stock      526,301(13)                     2.01%
O. Miles Pollard, Jr....  Common Stock      181,632                            *
G. Frank Purvis, Jr.....  Common Stock       59,817(14)                        *
Edward M. Simmons.......  Common Stock      127,345(15)                        *
H. Leighton Steward.....  Common Stock        4,205(3)                         *
                          Preferred Stock     2,000                            *
Joseph B. Storey........  Common Stock       93,852(3)                         *
                          Preferred Stock     4,000                            *
Robert A. Weigle........  Common Stock       56,606(16)                        *
NAMED EXECUTIVE
 OFFICERS(17)
Michael A. Flick........  Common Stock       66,328(2)                         *
Howard C. Gaines........  Common Stock       42,671(2)                         *
Ashton J. Ryan, Jr......  Common Stock       27,189(2)                         *
Joseph V. Wilson III....  Common Stock       35,717(2)                         *
ALL DIRECTORS AND
 EXECUTIVE OFFICERS
 AS A GROUP (29
 persons)...............  Common Stock    4,262,368(18)                    15.67%
                          Preferred Stock    21,300(19)                        *
                          A Debentures                  $11,119,665(20)    41.42%
                          B Debentures                  $12,606,400(21)    22.41%

- --------
* Less than one percent
 (1) Shares of Common Stock subject to options currently exercisable or exercisable within 60 days and shares of Common Stock underlying the Preferred Stock, A Debentures and B Debentures are deemed to be outstanding for purposes of computing the percentage of outstanding Common Stock owned by such persons individually and by all directors and executive officers as a group but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.
 (2) Includes shares subject to options currently exercisable or exercisable within 60 days, restricted shares and shares allocated to the Tax-Deferred Savings Plan and Supplemental Tax-Deferred Savings Plan (the "Plans") accounts, as follows:

                                     OPTION SHARES RESTRICTED SHARES PLAN SHARES
                                     ------------- ----------------- -----------
      Mr. Arnof.....................    24,626          10,379         21,046
      Mr. Flick.....................    14,264           4,927          9,619
      Mr. Gaines....................     5,291           4,735          8,942
      Mr. Ryan......................     4,065           4,576          3,548
      Mr. Wilson....................     7,258           4,864          4,973

 (3) Includes shares that may be acquired upon conversion of Preferred Stock as follows: Mr. Bailey, 11,646 shares, Mr. Steward, 2,330 shares and Mr. Storey, 4,658 shares.
 (4) Includes 119,175 shares Mr. Bolton has the right to acquire upon conversion of B Debentures, and 7,101 shares allocated to his Plan accounts.
 (5) Includes 71,152 shares as to which Mrs. Davis shares voting and investment power. Also includes 282,015 shares Mrs. Davis has the right to acquire upon conversion of B Debentures and 1,398 shares she has the right to acquire upon conversion of Preferred Stock.
 (6) Includes $1,508,400 principal amount of B Debentures owned by Mrs. Davis' husband, as to which she disclaims beneficial ownership.
 (7) Includes 3,165 shares as to which Mr. Fuller shares voting and investment power.
 (8) Includes 4,687 shares as to which Mr. Hollins shares voting and investment power. Also includes 198,908 shares Mr. Hollins has the right to acquire upon conversion of A Debentures, 4,767 shares he is entitled to acquire within 60 days upon the exercise of options, 2,376 shares of restricted stock and 27,089 shares allocated to his Plan accounts.
 (9) Includes $333,360 principal amount of A Debentures as to which Mr. Hollins shares voting and investment power and $59,040 principal amount of A Debentures owned by Mr. Hollins' wife, as to which he disclaims beneficial ownership.
(10) Includes 3,533 shares as to which Mr. Johnsen shares voting and investment power. Mr. Johnsen disclaims beneficial ownership of these shares, which are held in a trust of which he is a co-trustee. Also includes 1,165 shares of Common Stock that may be acquired upon conversion of shares of Preferred Stock owned by Mr. Johnsen's wife, as to which he disclaims beneficial ownership.
(11) Mr. Johnsen disclaims beneficial ownership of these shares, which are owned by his wife.
(12) Includes 11,250 shares as to which Mr. Jones shares voting and investment power.
(13) Includes 495,711 shares as to which Mr. Moyse shares voting and investment power.
(14) Includes 53,666 shares owned by Pan-American Life Insurance Company, of which Mr. Purvis is the Chairman of the Board. Mr. Purvis disclaims beneficial ownership of these shares.
(15) Includes 19,800 shares as to which Mr. Simmons shares voting and investment power. Mr. Simmons disclaims beneficial ownership of these shares. Also includes 800 shares as to which Mr. Simmons has sole voting and investment power but disclaims beneficial ownership.
(16) Mr. Weigle shares voting and investment power of these shares.
(17) Information for Mr. Arnof appears above under the heading "Directors and Director Nominees."
(18) Includes 21,197 shares underlying the Preferred Stock, 198,908 shares underlying the A Debentures and 401,190 shares underlying the B Debentures. Also includes 88,429 shares directors and executive officers are entitled to acquire within 60 days upon the exercise of options, as well as 39,039 shares of restricted stock issued to, and 95,162 shares allocated to the Plan accounts of, directors and executive officers. Also includes 2,750 shares held in FCC's Savings and Investment Plan, 8,006 shares held by FCC's Pension Plan and 377,214 shares held by the trust departments of the subsidiary banks of FCC as fiduciaries (including shares that may be acquired upon conversion of Preferred Stock, A Debentures and B Debentures). Also includes 970,322 shares held of record by the trustee of the Plans (in addition to those shares held on behalf of directors and executive officers) that are voted by the trustee in accordance with the instructions of the Plan's participants.
(19) Includes 3,100 shares of Preferred Stock held by the trust departments of subsidiary banks of FCC as fiduciaries.
(20) Includes $5,815,440 principal amount of A Debentures held by the trust departments of subsidiary banks of FCC as fiduciaries.
(21) Includes $1,908,000 principal amount of B Debentures held by the trust departments of subsidiary banks of FCC as fiduciaries.

                                ---------------

                EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

SUMMARY OF EXECUTIVE COMPENSATION

  The following table summarizes, for each of the three years in the three year period ended December 31, 1994, the compensation of FCC's Chief Executive Officer and each of the four most highly compensated executive officers of FCC in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                               ALL OTHER
                                    ANNUAL COMPENSATION           LONG-TERM COMPENSATION      COMPENSATION
                               ----------------------------- -------------------------------- ------------
                                                                          NO. OF
                                                                          SHARES
                                                  TOTAL CASH RESTRICTED UNDERLYING
   NAME AND PRINCIPAL                              (SALARY     STOCK     OPTIONS/     LTIP
        POSITION          YEAR SALARY(1)  BONUS   AND BONUS) AWARDS(2)   SARS(3)   PAYOUTS(4)   OTHER(5)
   ------------------     ---- --------- -------- ---------- ---------- ---------- ---------- ------------
Ian Arnof...............  1994 $525,000  $136,500  $661,500   $68,448     27,445    $      0    $13,594
President and Chief
 Executive                1993  516,667   210,000   726,667   222,498          0     425,316     12,917
Officer of FCC            1992  471,347   190,000   661,347         0      9,375     234,124     11,786
Howard C. Gaines........  1994  272,000   104,808   376,808    16,748      6,792    $      0      6,867
Chairman of First
 National Bank            1993  270,450    81,600   352,050   116,353          0     242,255      6,673
of Commerce ("FNBC")      1992  262,077    78,810   340,887         0      5,340      92,813      6,553
Michael A. Flick........  1994  290,000    58,435   348,435    13,860      5,592    $      0      7,375
Executive Vice
 President, Chief         1993  288,250    87,000   375,250   124,729          0     253,009      7,195
Administrative Officer
and                       1992  280,797    83,850   364,647         0      5,696     128,318      6,984
Secretary of FCC
Joseph V. Wilson III....  1994  270,000    70,200   340,200    23,072      9,496    $      0      6,844
Senior Executive Vice
 President                1993  267,833   108,000   375,833   113,505          0     183,061      6,747
of FCC                    1992  253,980    77,100   331,080         0      4,462      87,649      6,506
Ashton J. Ryan, Jr......  1994  255,000    66,300   321,300    23,072      9,496    $      0      6,406
Senior Executive Vice
 President                1993  252,633   102,000   354,633   105,383          0     376,875      6,356
of FCC and President and
Chief                     1992  239,247    72,240   311,487         0      4,627           0      6,205
Executive Officer of
FNBC

- --------
(1) Base salary levels were not increased in 1994 from 1993 levels. Total salary reported for 1993 reflects two months of salary at 1992 levels and ten months at 1993 levels.
(2) Reflects the number of shares of restricted stock awarded multiplied by the closing market price of FCC Common Stock on the date of grant. As of December 31, 1994, the Named Executive Officers held the following aggregate number of shares of restricted stock with the following year-end values (calculated by multiplying the number of shares of restricted stock by the closing market price of FCC Common Stock on December 30, 1994): Mr. Arnof, 10,379 shares ($228,338); Mr. Gaines, 4,735 shares ($104,170); Mr.
    Flick, 4,927 shares ($108,394); Mr. Wilson, 4,864 shares ($107,008); and
    Mr. Ryan, 4,576 shares ($100,672). As of December 31, 1994, the Named Executive Officers also had the right to earn the following aggregate number of performance shares with the following year-end values (calculated by multiplying the number of performance shares by the closing market price of FCC Common Stock on December 30, 1994): Mr. Arnof, 1,244 shares ($27,368); Mr. Gaines, 304 shares ($6,688); Mr. Flick, 252 shares ($5,544);
    Mr. Wilson, 419 shares ($9,218); and Mr. Ryan, 419 shares ($9,218). Holders of restricted stock receive dividends paid on the stock but no dividends are paid with respect to the performance shares. The restricted stock will vest and the performance shares will be earned three years from the date of grant provided specific performance goals are achieved and the Named Executive Officer remains employed by FCC. Restrictions on the shares of restricted stock would lapse and the performance shares would be earned within the three year period upon (i) a reorganization, merger or consolidation of FCC in which the beneficial owners of FCC's voting securities prior to such transaction do not own more than 80% of the voting securities of the surviving entity, (ii) a complete liquidation or dissolution of FCC, (iii) the sale of all or substantially all of the assets of FCC, (iv) the replacement of a majority of FCC's Board within any two year period by directors not approved by the Board or (v) a person or group of persons, other than any employee benefit plan of FCC, becoming the beneficial owner of securities representing 40% or more of FCC's total voting power (a "Significant Transaction"). For additional information regarding the restricted stock and performance shares granted in 1994, see "1994 Long Term Incentive Plan Awards."

(3) For additional information regarding options and stock appreciation rights granted in 1994, see "1994 Stock Option and Stock Appreciation Right Grants," and for information regarding current holdings of options and stock appreciation rights, see "Option and Stock Appreciation Right Holdings."

(4) Amounts reported for 1993 reflect the value on December 31, 1993, the date restrictions lapsed with respect to shares of restricted stock granted in 1991. These shares were earned over a three-year performance period based on cumulative earnings per share targets. All of the shares originally granted vested on December 31, 1993. Amounts reported for 1992 relate to grants of restricted stock in 1989, 55% of which were earned based on cumulative earnings per share targets.

(5) Consists of amounts contributed by FCC on behalf of the Named Executive Officer pursuant to FCC's Tax-Deferred Savings Plan and the Supplemental Tax-Deferred Savings Plan.

                               ----------------

1994 STOCK OPTION AND STOCK APPRECIATION RIGHT GRANTS

  The following table contains information concerning the grant of stock options and stock appreciation rights ("SARs") to the Named Executive Officers during 1994:

                        1994 STOCK OPTION AND SAR GRANTS

                                                                                     POTENTIAL
                                                                                    REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                      ANNUAL
                                                                                  RATES OF STOCK
                            NO. OF     % OF TOTAL                                      PRICE
                            SHARES    OPTIONS/SARS                               APPRECIATION FOR
                          UNDERLYING   GRANTED TO                                 OPTION/SAR TERM
                         OPTIONS/SARS  EMPLOYEES   EXERCISE OR                   -----------------
          NAME            GRANTED(1)    IN 1994    BASE PRICE   EXPIRATION DATE     5%      10%
          ----           ------------ ------------ ----------- ----------------- -------- --------
Ian Arnof...............    27,805        8.69%      $27.50    February 22, 2002 $365,080 $874,467
Howard C. Gaines........     6,792        2.12        27.50    February 22, 2002   89,179  213,608
Michael A. Flick........     5,592        1.75        27.50    February 22, 2002   73,423  175,868
Joseph V. Wilson III....     9,496        2.97        27.50    February 22, 2002  124,682  298,649
Ashton J. Ryan, Jr......     9,496        2.97        27.50    February 22, 2002  124,682  298,649

- --------
(1) The breakdown of the number of shares underlying options and SARs awarded to the Named Executive Officers is as follows: 6,951 options and 20,854 SARs to Mr. Arnof; 1,698 options and 5,094 SARs to Mr. Gaines; 1,398 options and 4,194 SARs to Mr. Flick; 2,374 options and 7,122 SARs to Mr. Wilson; and 2,374 options and 7,122 SARs to Mr. Ryan. The options and SARs are separate and not in tandem, and the exercise or base price represents the fair market value of FCC Common Stock on the date of grant. The options entitle the holder to purchase shares of FCC Common Stock at the exercise price per share and the SARs entitle the holder thereof to receive cash in an amount equal to the appreciation of FCC Common Stock from the date of grant until the date of exercise. The options and SARs are not exercisable for one year from the date of grant and become exercisable thereafter in 25% increments each year, unless the Compensation Committee, in its discretion, elects to accelerate the exercisability. In addition, all outstanding options and SARs will become immediately exercisable upon the occurrence of a Significant Transaction. All options and SARs expire eight years from the date of grant.

1994 LONG TERM INCENTIVE PLAN AWARDS

  The following table contains information concerning the grant of restricted stock and performance shares under FCC's 1992 Stock Incentive Plan to the Named Executive Officers during 1994:

                      1994 LONG TERM INCENTIVE PLAN AWARDS

                           NUMBER OF SHARES,
                         UNITS OR OTHER RIGHTS
                               GRANTED(1)                          ESTIMATED FUTURE PAYOUTS
                         ----------------------             --------------------------------------
                           NO. OF
                         SHARES OF    NO. OF
                         RESTRICTED PERFORMANCE PERFORMANCE
          NAME             STOCK      SHARES      PERIOD     THRESHOLD      TARGET      MAXIMUM
          ----           ---------- ----------- ----------- ------------ ------------ ------------
Ian Arnof...............   2,489       1,244      3 years   1,244 shares 2,489 shares 3,733 shares
Howard C. Gaines........     609         304      3 years     304 shares   609 shares   913 shares
Michael A. Flick........     504         252      3 years     252 shares   504 shares   756 shares
Joseph V. Wilson III....     839         419      3 years     419 shares   839 shares 1,258 shares
Ashton J. Ryan, Jr......     839         419      3 years     419 shares   839 shares 1,258 shares

- --------
(1) No shares of restricted stock will vest and no performance shares will be earned, except in the case of death, unless (i) the individual remains employed by FCC through December 31, 1996, (ii) FCC's average annual return on equity for the three-year period ending December 31, 1996 (the "Measurement Period") is 10% or higher, and (iii) cumulative core earnings per share for the Measurement Period are at least equal to those of the prior three-year period. Core earnings per share are based on net income adjusted for provisions for loan losses, securities transactions, non performing assets expense and other special one time material items. The restricted stock granted may vest, in whole or in part, three years from the date of grant based on FCC's return on equity for the Measurement Period relative to the return on equity of companies included in a peer group established by Keefe, Bruyette & Woods, Inc. of other banks and bank holding companies with total assets from $5 billion to $10 billion (the "KBW Peer Group"). The performance shares will be earned only if FCC's return on equity ranks in the top 10% of the KBW Peer Group. Holders of restricted stock receive dividends paid on the stock but no dividends are paid on the performance shares. Restrictions on the shares of restricted stock would lapse and the performance shares would be earned within the three year period upon the occurrence of a Significant Transaction or on a pro rata basis in the event of death. For further information regarding the restricted stock and performance shares, see "Compensation Committee's Report on Executive Compensation--Stock Incentive Program." As of December 31, 1994, the aggregate value of the 1994 restricted stock and performance share grants for each Named Executive Officer (calculated by multiplying the number of shares of restricted stock by the closing market price of FCC Common Stock on December 30, 1994) was $82,126, $20,086, $16,632, $27,676
    and $27,676, and respectively.

OPTION AND STOCK APPRECIATION RIGHT HOLDINGS

  The following table sets forth information with respect to unexercised options and SARs held by the Named Executive Officers as of December 31, 1994:

                   OPTION/SAR VALUES AS OF DECEMBER 31, 1994

                                 NUMBER OF SHARES
                              UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED IN-
                                  OPTIONS/SARS AT      THE-MONEY OPTIONS/SARS AT
                               DECEMBER 31, 1994(1)      DECEMBER 31, 1994(2)
                             ------------------------- -------------------------
            NAME             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
            ----             ----------- ------------- ----------- -------------
Ian Arnof...................   20,544       32,492      $168,230      $4,375
Howard C. Gaines............    3,531        9,462        23,941       2,492
Michael A. Flick............   12,491        8,439       102,305       2,658
Joseph V. Wilson III........    5,550       11,726        36,365       2,081
Ashton J. Ryan, Jr..........    2,315       11,808         2,161       2,158

- --------
(1) All options and SARs were awarded at the fair market value of the shares of FCC Common Stock on the date of grant. All options and SARs are not exercisable for one year from the date of grant and become exercisable thereafter in 25% increments each year unless the Compensation Committee, in its discretion, elects to accelerate the exercisability. In addition, all outstanding options and SARs will become immediately exercisable upon the occurrence of a Significant Transaction. All options and SARs expire eight years from the date of grant.
(2) Reflects the difference between the closing market price of FCC Common Stock on December 30, 1994 and the exercise or base price of the options and SARs. The following table shows, for exercisable options and SARs, the value attributed to options and SARs outstanding for the number of years indicated:

                                                                   VALUE   YEARS
                                                                  -------- -----
      Mr. Arnof.................................................. $163,855    5
                                                                     4,375    3
      Mr. Gaines.................................................   21,449    5
                                                                     2,492    3
      Mr. Flick..................................................   99,646    5
                                                                     2,659    3
      Mr. Wilson.................................................   34,281    5
                                                                     2,084    3
      Mr. Ryan...................................................    2,161    3

PENSION PLANS

  FCC has a qualified defined-benefit plan (the "Retirement Plan") and a nonqualified Benefits Restoration Plan (the "Restoration Plan"), pursuant to which each participant, including each Named Executive Officer, who has completed at least five years of service is entitled to receive a monthly payment after retirement commencing no earlier than age 55. The following table sets forth the aggregate annual retirement benefits that a participant with the indicated years of service and compensation level may expect to receive under the Retirement Plan and the Restoration Plan assuming retirement at age 65. Annual retirement benefits beginning prior to age 65 would be reduced.

                              PENSION PLANS TABLE

                                                    YEARS OF SERVICE
                                        ----------------------------------------
                COMPENSATION            15 YRS. 20 YRS. 25 YRS. 30 YRS. 35 YRS.
                ------------            ------- ------- ------- ------- --------
      $200,000......................... $46,973 $62,630 $78,288 $93,946 $109,603
      $225,000.........................  53,160  70,880  88,601 106,321  124,041
      $250,000.........................  59,348  79,130  98,913 118,696  138,478
      $300,000.........................  71,723  95,630 119,538 143,446  167,353
      $350,000.........................  84,098 112,630 140,163 168,196  196,228
      $400,000.........................  96,473 128,630 160,788 192,946  225,103
      $450,000......................... 108,848 145,130 181,413 217,696  253,978
      $500,000......................... 121,223 161,630 202,038 242,446  282,853
      $550,000......................... 133,598 178,130 222,663 267,196  311,728
      $600,000......................... 145,973 194,630 243,288 291,946  340,603
      $650,000......................... 158,348 211,130 263,913 316,696  369,478
      $700,000......................... 170,723 227,630 284,538 341,446  398,353

  The above table reflects the aggregate benefits payable under the Retirement Plan and the Restoration Plan assuming such benefits will be paid in the form of a monthly annuity for the life of the participant.

  The amount of a participant's monthly payment under the Retirement Plan is equal to (i) 1% of the participant's average monthly compensation over the participant's final 120 months of employment, multiplied by the number of years of service, plus (ii) .65% of the participant's average monthly compensation over the participant's final 120 months of employment in excess of Social Security covered compensation, multiplied by the number of years of service up to a maximum of 35 years. Federal law now prevents certain employees, including the Named Executive Officers, from receiving the full benefit of this formula under the Retirement Plan because both the amount of the annual benefit and the amount of compensation on which the annual benefit is based cannot exceed certain limits. Nonqualified plans, however, are not subject to such limits. Accordingly, in order to assure full benefits to employees, FCC adopted the Restoration Plan in 1994. The benefit under the Restoration Plan is equal to the difference between the benefit actually payable under the Retirement Plan and the hypothetical benefit that would be payable under the Retirement Plan if no limits existed.

  Under the Retirement Plan and the Restoration Plan, the number of credited years of service as of December 31, 1994, was 16, 6, 24, 19 and 3 years for Messrs. Arnof, Gaines, Flick, Wilson and Ryan, respectively, and the compensation on which benefits would be calculated for 1992 through 1994 for each Named Executive Officer is reported under the "Salary" column in the Summary Compensation Table appearing elsewhere herein.

COMPENSATION COMMITTEES INTERLOCKS AND INSIDER PARTICIPATION

  The current members of FCC's Compensation Committee are Mrs. Davis and Messrs. Eustis, Johnsen, Steward and Storey. During 1994, Mr. Besthoff also served on the Compensation Committee until May 1994. No executive officer of FCC served in 1994 as a director, or member of the compensation committee, of another entity one of whose executive officers served as a director, or on the Compensation Committee, of FCC.

  Members of the Compensation Committee and their associates have been customers of, and have had loan transactions with, subsidiary banks of FCC in the ordinary course of business, and such transactions are expected to continue in the future. In the opinion of FCC's management, such transactions have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMPENSATION COMMITTEE'S REPORT ON EXECUTIVE COMPENSATION

 General

  The Compensation Committee oversees all compensation arrangements for executive officers. The Committee is composed of five Board members who are not employees of FCC. Mr. Besthoff also served on the Committee until May 1994 and participated in compensation decisions through that time. The Committee retains outside consultants to assist them in obtaining relevant information on compensation practices generally and with respect to comparable organizations, and in determining whether FCC's compensation programs are consistent with the Committee's compensation philosophy and objectives.

  The executive compensation programs of FCC are designed to (1) provide a competitive total compensation package that enables FCC to hire, develop, reward and retain key executives, (2) link executive performance to the Corporation's annual, intermediate-term and long-term business objectives and strategy and (3) provide variable total reward opportunities that are directly tied to increases in stockholder returns. These objectives are generally sought to be met with base salaries that are within competitive ranges of similar institutions, annual incentive bonuses keyed primarily to annual increases in earnings per share and a mix of stock award programs that are focused on superior performance in return on equity as compared to peers, increases in cumulative core earnings per share over a three year period, and increases in stock values over a longer term. The Committee has incorporated long-term and short-term rewards into the compensation program so that no executive is rewarded for achieving a single financial target to the detriment of total stockholder returns. Competitive data used to analyze total compensation is drawn from a group of thirteen banks referred to as the "comparator group" in this report, from which a substantial number of management employees were recruited during the past two years. Some of the members of the comparator group are also included in the industry indices used in the performance graphs in this Proxy Statement.

 Base Salary and Annual Incentive Compensation

  General. The Compensation Committee reviews and approves the methodology for determining base salaries and annual incentive bonuses of executive officers, and determines the base salary and annual incentive bonus of the Chief Executive Officer and any executive officer whose base salary and bonus would exceed 80% of the base salary and bonus of the Chief Executive Officer. The Chief Executive Officer determines the amounts of the base salary and annual incentive bonus of each other officer, and the Compensation Committee reviews his determinations and the evaluations on which those determinations are based.

  Base Pay. The Committee establishes salary ranges for each executive officer position based on salary data of the comparator group. For the purpose of attracting and retaining superior management employees, executive base salary levels are intended to be slightly above average levels of the comparator group. Actual base salaries paid during 1994 to the Named Executive Officers, including Mr. Arnof, were slightly above average salary levels in the comparator group, but total cash compensation paid to these persons was significantly below the average of the comparator group. Individual base pay is determined within the established ranges on the basis of FCC's performance as well as individual performance evaluations conducted by the Chief Executive Officer and reviewed by the Compensation Committee. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines his base salary. The performance evaluations generally consider financial performance and subjective factors indicative of the executive's organizational skills and adherence to overall corporate policies and goals.

  To set the precise level of each executive officer's base salary within the established ranges, the Chief Executive Officer uses an evaluation that includes financial performance measures such as return on assets, credit quality, cost control and other measures such as teamwork, organizational skills and adherence to overall corporate policies and goals. Each quantitative and qualitative measure is weighted by the Chief Executive Officer depending on the executive officer's position and the measure's impact on overall corporate goals.

  While the Corporation achieved record earnings in 1993, no executive officer received an increase in base salary for 1994. Instead, stock incentive programs were expanded in order to emphasize the alignment of 1994 executive officers' pay with stockholder value creation.

  Annual Cash Incentive Compensation. Each year an executive may earn an incentive cash bonus from zero up to a target percentage of his base salary specified by the Committee. The Committee may approve awards above the target contingent on company performance above the approved business plan for the year. The exact amount of the potential bonus is dependent on a comparison of the Corporation's earnings per share for the year to an earnings per share target approved by the Board. This target is based on the Corporation's annual business plan and is considered by the Board to be confidential. The amount of the potential cash incentive bonus, when added to base salary, provides total compensation that is generally not at levels in excess of the average of the comparator group. Once the potential bonus amount is established, the actual annual bonus award is determined by the Compensation Committee in the case of the Chief Executive Officer and by the Chief Executive Officer in the case of other executive officers, after consideration of each officer's individual performance for the year. As mentioned above, the base salaries plus the annual incentive bonuses paid to the named executive officers for 1994 were significantly below the average for the comparator group. While 1994 was profitable, corporate performance was not as favorable as the previous two record earnings years. Consequently, total annual incentive bonuses were less than in 1992 and 1993. Mr. Arnof's bonus for 1994 was paid under the CEO Sharemax Plan as described below under "Compensation for the President and Chief Executive Officer."

 Stock Incentive Program

  The purpose of the stock incentive program is to link management to stockholders by focusing on intermediate and long-term results and at the same time maximizing stockholder returns. In 1994, the Committee sought to accomplish these objectives with a combination of grants of stock options, stock appreciation rights ("SARs"), and awards of performance-based restricted stock and performance shares. Stock options and SARs have value to the employee only if there is an increase in FCC's stock price, thereby resulting in a corresponding increase in value to stockholders. Any restricted stock or performance shares granted will vest, if at all, only if pre-established performance goals are achieved.

  Stock option grants are made at 100% of the market value of the stock on the date of the award and the stock options become exercisable 25% per year beginning one year after the award. The size of awards are determined based on an analysis of the comparator group supplied by the Committee's outside consultants and the executive officer's performance during the prior year. FCC's options and SARs expire eight years after the date of grant, while comparator group options and SARs typically have a ten year life.

  Historically, most of the companies in the comparator group grant restricted stock with the only restriction being continued employment. The Compensation Committee's position is to only grant performance-based restricted stock.

  Grants of restricted stock may vest and performance shares may be earned after three years if performance goals are met or exceeded. Threshold requirements of continued employment (except in the case of death), 10% average annual return on equity for the three year period and cumulative core earnings per share for the three-year period at least equal to those of the prior three-year period must be met. If the threshold requirements are met, the awards will be earned or forfeited based on the Corporation's return on equity for the three-year period ending December 31, 1996 relative to the return on equity of the banks and bank holding companies included in a peer group established by Keefe, Bruyette and Woods, Inc. of approximately 25 companies with total assets of between $5 billion and $10 billion (the "KBW Peer Group"). The Corporation must be in the top 25th percentile of the KBW Peer Group for 100% vesting of the restricted stock and in the top 10th percentile for vesting of the performance shares. No performance shares will be earned unless the Corporation's return on equity ranks in the top 10th percentile. The shares of restricted stock will vest and the performance shares will be earned as follows assuming all other conditions to vesting are met:

          THE CORPORATION'S POSITION
             IN THE KBW PEER GROUP                EFFECT ON AWARD
          --------------------------       -----------------------------
      Top 10%                              All performance shares earned
      Top 25%                              All restricted stock vests
      Between the top 25% and the top 50%
       (above the median)                  80% of restricted stock vests
      At the median                        50% of restricted stock vests
      Bottom 50% (below the median)        0% of restricted stock vests

  Any shares of restricted stock that do not vest and all performance shares that are not earned will be forfeited.

  Position Regarding Compliance with Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Corporation for compensation paid to the Chief Executive Officer and each of the four other most highly compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. No executive officer of FCC reached the deductibility cap in 1994. It is the intent of the Compensation Committee that all stock incentive compensation qualify for the performance-based compensation exclusion. At the 1994 annual meeting, the required stockholder approval was obtained in order that grants of stock incentive compensation will qualify as performance-based compensation under Section 162(m). The Compensation Committee intends that all future stock incentive awards will meet the requirements of the performance-based compensation exclusion from the $1 million cap.

 Compensation for the President and Chief Executive Officer

  The Committee has made the following determinations regarding the 1994 compensation of Mr. Arnof:

    Base salary was not increased in 1994 over 1993. An annual incentive bonus of $136,500 was paid to Mr. Arnof representing 22% of his maximum potential award. The amount of the award was based on the Corporation's performance under the business criteria provided in the CEO ShareMax plan approved by the stockholders at last year's annual meeting and applied by the Committee. Threshold levels of return on equity and return on assets were achieved. The return on equity and return on assets thresholds were intended to be adjusted for extraordinary transactions during 1994 and were adjusted for securities losses and one time expenses associated with an acquisition transaction. The amount of the bonus was determined based on an earnings per share measure that considered levels of loan volume, deposit volume, net interest margin, fee income, charge-offs and pre-tax income divided by salaries and benefits.

    Mr. Arnof was granted 2,489 shares of performance-based restricted stock and 1,244 performance shares. At the time of grant, the shares of restricted stock had a fair market value of $27.50 per share. Mr. Arnof also received grants of stock options for up to 6,951 shares and stock appreciation rights relating to 20,854 shares. Mr. Arnof's restricted stock, performance shares, stock options and stock appreciation rights were granted on the same terms as those granted to other officers and described in this report under "Stock Incentive Program." The size of these award grants was determined by the Committee based upon a competitive analysis of the comparator group and recommendations of the Committee's outside consultant.

THE COMPENSATION COMMITTEE

  Frances B. Davis             Laurance Eustis, Jr.       H. Leighton Steward
  Erik F. Johnsen (Chairman)   Joseph B. Storey

PERFORMANCE GRAPHS

  The graphs below compare the cumulative total stockholder return on FCC Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Major Regional Banks Index, in the first graph, and on the KBW 50 Total Return Index, in the second graph, in each case assuming the investment of $100 on January 1, 1990 at closing prices on December 31, 1989 and reinvestment of dividends. The S&P Major Regional Banks Index consists of fifteen banks and is currently published in Barron's. The KBW 50 Index is prepared by Keefe, Bruyette & Woods, Inc., consists of 50 banks and is available by contacting Keefe, Bruyette & Woods, Inc. directly.

  [Two performance graphs appear here]

                                                     TOTAL RETURN FOR THE YEAR
                                                   -----------------------------
                                                   1989 1990 1991 1992 1993 1994
                                                   ---- ---- ---- ---- ---- ----
      FCC......................................... 100   65  157  240  243  222
      S&P 500..................................... 100   97  126  136  150  152
      S&P MRI..................................... 100   71  128  163  172  163
      KBW 50...................................... 100   72  114  145  153  145

                               ----------------

CERTAIN OTHER TRANSACTIONS

  Directors, nominees and executive officers of FCC and their associates have been customers of, and have had loan transactions with, subsidiary banks of FCC in the ordinary course of business, and such transactions are expected to continue in the future. In the opinion of FCC's management, such transactions, which at December 31, 1994, amounted to an aggregate of 22% of FCC's stockholders' equity, have been on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

  During 1994, FCC and its subsidiaries paid $398,963 in premiums on disability and life insurance policies issued by Pan-American Life Insurance Company covering FCC's employees. In addition, FNBC leases branch space in a building owned by Pan-American Life Insurance Company. Total rent paid under this lease in 1994 was $126,714. Mr. G. Frank Purvis, Jr., a director of FCC, is Chairman of the Board of Pan-American Life Insurance Company.

  Section 16(a) of the Securities Exchange Act of 1934 requires FCC's directors and executive officers to file with the SEC reports of ownership and changes in ownership of equity securities of FCC. During 1994, R. Jeffrey Brooks, an executive officer of FCC, was late in filing his Annual Statement of Beneficial Ownership of Securities for 1993.

                  PROPOSAL TO APPROVE THE AMENDED AND RESTATED
                     SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN

GENERAL

  In 1988, the Board adopted the Supplemental Tax-Deferred Savings Plan (the "Prior Plan") to supplement FCC's Tax-Deferred Savings Plan (the "Savings Plan"), a 401(k) Plan under the Internal Revenue Code of 1986, as amended (the "Code"). The Prior Plan was approved by the stockholders at FCC's 1992 annual meeting. The Board has amended the Prior Plan in a number of respects and the amended and restated Supplemental Tax-Deferred Savings Plan (the "Supplemental Plan") will be presented to the stockholders for approval at the Meeting (the "Proposal").

  Under the terms of the Savings Plan, a participant can elect to defer a portion of his annual base compensation and have that amount contributed to the trust created in connection with the Savings Plan. FCC or the subsidiary that employs the participant (the "Employer") makes a matching contribution equal to 50% of the first 5% of base compensation that the participant elects to defer under the Savings Plan.

  With respect to the Savings Plan, the Code imposes limits that prohibit participants with annual base compensation over $150,000 from contributing the full 5% of their annual base compensation; therefore, such persons cannot fully benefit from the Employer's 50% matching contribution. The purpose of the Supplemental Plan is to allow highly compensated employees to contribute an aggregate of at least 5% of base compensation to the Savings Plan and the Supplemental Plan and to have 50% of a full 5% of base compensation matched by the Employer.

  All Employer contributions to the Supplemental Plan are deemed to be invested in FCC Common Stock and any employee deferrals so designated by the participant are deemed to be invested in FCC Common

Stock. FCC has set up a trust (the "Trust") to fund its obligation to pay benefits under the Supplemental Plan and intends to direct the trustee of the Trust to invest a portion of the Trust assets in shares of FCC Common Stock. See "Description of the Supplemented Plan--Funding of the Supplemental Plan Trust." Any amounts contributed to the Supplemental Plan and deemed invested in FCC Common Stock will be distributed to participants in shares of FCC Common Stock upon termination of employment.

  A total of 12 employees are expected to be eligible to participate in the Supplemental Plan in 1995.

PURPOSE OF SUBMITTING THE PROPOSAL FOR STOCKHOLDER APPROVAL

  Section 16 of the Securities Exchange Act of 1934 ("Section 16") requires that executive officers, directors and beneficial owners of more than 10% of the Common Stock ("Insiders") file reports with the Securities and Exchange Commission that reflect acquisitions or dispositions of equity securities of FCC owned by them. Section 16 also provides that any profit resulting from a purchase and sale or sale and purchase of FCC Common Stock by an Insider within a period of less than six months must be remitted to FCC. All participants will acquire shares of Common Stock through the Supplemental Plan. Unless an exemption from Section 16 is available, an acquisition of Common Stock through the Supplemental Plan could be treated as a purchase and result in liability to an Insider if the Insider sold Common Stock at any time while a participant in the Supplemental Plan.

  Acquisitions of shares of Common Stock through the Supplemental Plan will be exempt from Section 16 liability if the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 are met. One of the requirements of Rule 16b-3 is that the Supplemental Plan and any material amendment be approved by the stockholders of FCC. Unless the Supplemental Plan is approved by the stockholders, a participant in the Supplemental Plan who is also an Insider could be subject to Section 16(b) liability if he or she ever sold Common Stock while a participant.

DESCRIPTION OF THE SUPPLEMENTAL PLAN

  Eligibility and Employee Deferrals. The Code currently limits to $150,000 the amount of base compensation that may be taken into account under the Savings Plan. Accordingly, participation in the Supplemental Plan is available to any participant in the Savings Plan whose base compensation for the prior year was $150,000 or more. Under the Prior Plan, higher compensation was required for eligibility. A participant became eligible to participate in the Prior Plan when the employee had deferred the maximum amount permitted by the Code to be deferred under the Savings Plan, which was originally $7,000 per year and, with annual increases, reached $8,994 in 1993. The change in eligibility criteria between the Prior Plan and the Supplemental Plan is a result of changes in the Code.

  An eligible employee must elect to participate in the Supplemental Plan prior to the beginning of each year by signing a deferral agreement. A participant may elect to defer any percentage of his base compensation in the pay periods affected by the election, provided that the aggregate of such deferrals may not at any time during the calendar year exceed 10% of his base compensation during the period of participation in the Supplemental Plan for that year. A deferral election may be revoked at any time, but, if revoked, participation may not be resumed until the following year. A participant may also elect to defer up to 100% of any cash bonus by signing a deferral agreement before the beginning of the year. A bonus deferral election is irrevocable except in the case of severe financial hardship or termination of employment prior to payment of the bonus. Under the Prior Plan, employee deferrals of cash bonuses were not permitted. A participant's level of contribution may be modified quarterly.

  Employer Matching Contributions. For each pay period in which a participant's election under the Supplemental Plan is in effect, the participant's Employer will contribute to the Supplemental Plan on behalf of the participant an amount equal to 50% of the first 5% of the participant's base compensation for that pay period contributed to the Supplemental Plan as employee deferrals. No Employer matching contributions will be made with respect to employee deferrals of bonuses.

  Employer matching contributions under the Supplemental Plan for the last three years are reflected in the Summary Compensation Table under "Other Compensation."

  Investment of Contributions. Benefits under the Supplemental Plan are based on the amount of contributions plus the earnings of the investment funds in which the contributions are deemed to be invested. A participant's employee deferrals are deemed to be invested, as designated by the participant, in one or more of the investment funds then available under the Savings Plan. Currently nine investment funds, including an FCC Common Stock fund, are offered through the Savings Plan. Under the Prior Plan, the FCC Common Stock fund and a certificate of deposit fund were the only investment choices. All Employer matching contributions are deemed to be invested in FCC Common Stock. An account will be maintained for each participant to which will be credited employee deferrals and Employer matching contributions and the earnings and losses on the investment funds designated by the participant as if contributions were actually invested in the investment funds selected. There is no requirement that contributions actually be invested consistent with the deemed investment.

  Subject to restrictions that are imposed upon Insiders under Section 16, participants may modify investment elections as of the end of each quarter or, after July 1, 1995, daily.

  Funding of the Supplemental Plan Trust. All employee deferrals and Employer matching contributions remain assets of the Employers until such time as the benefits are paid to participants. FCC has set up a Trust, the assets of which are required to be used exclusively for the payment of benefits under the Supplemental Plan, except that such assets are available to the general creditors of the Employers in the event of the insolvency or bankruptcy of an Employer. Employers are not required to make contributions to the Trust. However, it has been the practice of FCC and the other Employers to deliver all plan contributions to the Trust as they are made and to instruct the trustee to invest Employer matching contributions in Common Stock and employee deferrals in the same investment funds as designated by the participants.

  Insolvency or Bankruptcy of an Employer. Participants in the Supplemental Plan and their beneficiaries have no secured interest or special claim to the assets of the Trust. The assets of the Trust are subject to the payment of claims of general creditors of the Employers upon the insolvency or bankruptcy of an Employer. If an Employer is unable to pay its debts as they mature or is subject to a proceeding under the United States Bankruptcy Code, the trustee is required to suspend payments from the Trust to participants and their beneficiaries. Because an employee's rights under the Supplemental Plan do not depend upon the assets held in the Trust, payment of Trust assets to an Employer's creditors does not reduce the Employer's liability under the Supplemental Plan, but could improve the Employer's ability to satisfy those liabilities.

  Vesting and Withdrawals. Subject to the rights of creditors of Employers described above under "Insolvency or Bankruptcy of an Employer," the interest of a participant in his or her employee deferrals and earnings thereon will be fully vested and non-forfeitable at all times, and the interest of a participant in Employer matching contributions and earnings thereon will vest on the same schedule as Employer matching contributions under the Savings Plan, currently 25% for each year of service, or 100% upon death, attainment of age 65, or disability.

  Amounts held in participant accounts may not be withdrawn prior to termination of employment.

  Distributions. Upon termination of employment, the vested balance in a participant's accounts maintained through the Supplemental Plan will be distributed to the participant or his beneficiary in the form of Common Stock to the extent the participant's accounts were deemed invested in Common Stock and in cash to the extent that the participant's accounts were deemed invested in other investment funds. Any unvested balance is forfeited. Distributions will be made in one lump sum as soon as administratively convenient after termination of employment.

  Administration. FCC's Director of Human Resources serves as administrator of the Supplemental Plan and has the power to make all decisions in connection with its administration, including decisions concerning eligibility, amounts of contributions and payment of benefits. All fees or expenses related to the Supplemental Plan are paid by FCC.

  Amendment and Termination. The Board may amend the Supplemental Plan and may discontinue contributions thereunder. No amendment, however, may reduce a participant's balance in or reduce the vested percentage of Supplemental Plan accounts. In addition, stockholder approval of certain amendments may be required in order that the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 will be available.

FEDERAL INCOME TAX CONSEQUENCES

  The Supplemental Plan is designed to prevent participants from being taxed on amounts contributed to the Supplemental Plan until such amounts are actually distributed to the participants. FCC has not, however, received a ruling confirming that the contributions to the Supplemental Plan do not result in immediate recognition of taxable income to the participants. Benefits paid to participants or their beneficiaries will be taxable in full as ordinary income upon receipt of such benefits.

  It is expected that income received by the trustee from the investment of Trust assets will be taxable to FCC. FCC cannot deduct Employer contributions but can deduct the total amount of benefits paid under the Supplemental Plan to participants or their beneficiaries.

VOTE REQUIRED

  Approval of the Proposal requires the affirmative vote, cast in person or by proxy, of the holders of at least a majority of the shares of Common Stock present and entitled to vote at the Meeting.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT FCC'S STOCKHOLDERS VOTE FOR THE
PROPOSAL.

                         RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

  FCC's consolidated financial statements for the year ended December 31, 1994 were audited by the firm of Arthur Andersen LLP. Under the resolution appointing Arthur Andersen LLP to audit FCC's financial statements, such firm will remain as FCC's auditors until replaced by the Board. Representatives of Arthur Andersen LLP are expected to be present at the Meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

                                 OTHER MATTERS

QUORUM AND VOTING OF PROXIES

  The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Stockholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by plurality vote and the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to approve the Proposal. An abstention will have the effect of a vote against the Proposal. If brokers not receiving instructions from beneficial owners as to the granting or withholding of proxies may not or do not exercise discretionary power to grant a proxy with respect to such shares (a "broker non-vote") on the Proposal, shares not voted on the Proposal as a result will be counted as not present and not cast with respect to the Proposal.

  All proxies received by FCC in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the Proposal and for the election of the nominees named herein. FCC does not know of any matters to be presented at the Meeting other than those described herein. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.

STOCKHOLDER PROPOSALS

  Eligible stockholders who desire to present a proposal qualified for inclusion in the proxy materials relating to the 1996 annual meeting of FCC must forward such proposals to the Secretary of FCC at the address listed on the first page of this Proxy Statement in time to arrive at FCC prior to November 8, 1995.

                                           By Order of the Board of Directors

                                    [SIGNATURE OF MICHAEL A. FLICK APPEARS HERE]

                                                    Michael A. Flick
                                                        Secretary

New Orleans, Louisiana
March 8, 1995

                           FIRST COMMERCE CORPORATION
                     SUPPLEMENTAL TAX-DEFERRED SAVINGS PLAN

          WHEREAS, First Commerce Corporation (the "Company") maintains the First Commerce Corporation Tax-Deferred Savings Plan (the "401(k) Plan") for the benefit of eligible employees of the Company and of each of its subsidiaries and affiliates (each such employer hereinafter included in the term "Employer"), under which (1) eligible employees can agree to have contributions ("Tax-Deferred Contributions") made out of a portion of their compensation, and (2) the Employers make "Matching Contributions" equal to 50% of the first 5% of compensation contributed as Tax-Deferred Contributions;

          WHEREAS, the Company in 1989 established the Supplemental Tax-Deferred Savings Plan ("the Plan"), a non-qualified deferred compensation plan, in order to enable employees who are prevented from making full use of the 401(k) Plan because of dollar limitations under the Internal Revenue Code ("Code") to contribute additional amounts on a tax-deferred basis, and to provide for Employer matching contributions with respect to some of those additional contributions;

          WHEREAS, the Plan was amended July 31, 1991, and February 25, 1992, and was restated December 20, 1993; and

          WHEREAS, the Company wishes to restate the Plan again, in order to redefine "Compensation" with respect to commissions, to redefine "Eligible Employee", to reformulate the methods by which earnings are credited to contributions, and to remove a limitation that applied during the first pay period in which a contribution can be made under the Plan;

          NOW, THEREFORE, First Commerce Corporation hereby amends and restates the Plan, effective January 1, 1995, to read in its entirety as follows:

                                      I.
                                  DEFINITIONS
                                  -----------

1.1 The term "Compensation" shall mean all amounts treated as "Base Compensation" under the 401(k) Plan (but without regard to the dollar limit imposed by Code Section 401(a)(17), and without deducting Supplemental Tax-Deferred Contributions under this Plan), plus -- if an Eligible Employee was a participant during the same calendar year in an unrelated employer's plan qualified under Code Section 401(k) -- the amount of such Eligible Employee's compensation with the unrelated employer taken into account under the unrelated employer's plan. In the case of an Eligible Employee who is compensated primarily with commissions, however, "Compensation" shall not include any distributed commissions (but shall include any amounts received as draws against future commissions).

1.2 The term "Compensation Base" shall mean that portion of Compensation for a calendar year that does not exceed $150,000, adjusted after 1994 to reflect cost-of-living increases in the same way as the compensation limit under Code
Section 401(a)(17) is adjusted after 1994.

1.3 The term "Eligible Employee" shall mean an employee of one or more Employers who meets the requirements of Section 2.1.


                                      II.
                             REGULAR PARTICIPATION
                             ---------------------

2.1  ELIGIBILITY.  An employee of one or more Employers shall be an Eligible
     -----------
Employee in a current year only if his Compensation as of September 30 of the prior year, multiplied by 4/3, exceeds the Compensation Base for the current year.

2.2  PARTICIPATION.  Participation must be elected separately for each calendar
     -------------
year. In order to participate in the Plan in a year, an Eligible Employee must sign a

Supplemental Tax-Deferral Agreement-Regular ("Agreement") prior to the beginning of the year.

2.3  PARTICIPATION IN SUBSEQUENT CALENDAR QUARTERS.  An Eligible Employee who
     ---------------------------------------------
has elected to participate can modify his participation for the year by signing an Agreement effective the first day of the calendar quarter beginning after the
signing of the new Agreement.   Any Agreement that is not modified remains in
effect through the end of the calendar year.

2.4  REVOCATION.  An Agreement can be revoked at any time, effective as of the
     ----------
first day of the pay period following receipt of the revocation by the Plan Administrator. An Employee who revokes his Agreement during a year will not be allowed to resume participation until the next year.

          An Agreement shall be automatically revoked as of any date on which its implementation would disqualify the 401(k) Plan.


                                      III.
                             REGULAR CONTRIBUTIONS
                             ---------------------

3.1  SUPPLEMENTAL TAX-DEFERRED CONTRIBUTIONS.  In his Agreement, the Eligible
     ---------------------------------------
Employee shall agree to reduce his Compensation by an amount, known as a "Supplemental Tax-Deferred Contribution", which can be any percentage of the Eligible Employee's Compensation paid to him in each pay period during the year, beginning with the pay period in which his Compensation for the year first exceeds the Compensation Base for the year, provided that the total of an Eligible Employee's Supplemental Tax-Deferred Contributions under the Plan as of any date during the year cannot exceed 10% of his Compensation for all completed pay periods through that date beginning with the pay period in which the first Supplemental Tax-Deferred Contribution is made for the year. An Eligible Employee who has made Supplemental Tax-Deferred Contributions shall be known as a "Participating Employee".

3.2  SUPPLEMENTAL MATCHING CONTRIBUTIONS.  The Employers shall make a
     -----------------------------------
Supplemental Matching Contribution for the account of each Participating Employee equal to 50% of that portion of the Participating Employee's Supplemental Tax-Deferred Contributions for a pay period that does not exceed 5% of Compensation for the pay period.


                                      IV.
                          CONTRIBUTIONS OUT OF BONUSES
                          ----------------------------

4.1  ELIGIBILITY.  An Eligible Employee is also eligible to make a contribution
     ------------
under this Plan out of any bonus paid for that year.

4.2  PARTICIPATION.  The election to make a contribution out of an Eligible
     --------------
Employee's bonus shall be made separately for each calendar year. In order to contribute, an Eligible Employee must elect to do so on a Supplemental Tax-Deferred Agreement-Bonus ("Bonus Agreement"), signed prior to the beginning of the calendar year during which the bonus is earned. The Eligible Employee can elect to defer any percentage, up to 100%, of the bonus. The election shall apply whether the bonus is paid during the year it is earned or is paid in the following year. No Supplemental Matching Contributions shall be made with respect to a Supplemental Tax-Deferred Contribution that comes out of a bonus.

4.3  IRREVOCABILITY OF ELECTION.  A Bonus Agreement shall be irrevocable as of
     --------------------------
the first day of the year to which the Bonus Agreement applies, unless the Eligible Employee elects to revoke the Bonus Agreement and demonstrates to the satisfaction of the Plan Administrator that he would suffer severe financial hardship if the Bonus Agreement were not revoked. The Bonus Agreement is also revoked by the death or termination of employment of the Eligible Employee prior to the payment of the bonus.

                                       V.
                                    VESTING
                                    -------

5.1  VESTING.  Supplemental Tax-Deferred Contributions shall be 100% vested at
     -------
all times. Supplemental Matching Contributions shall vest at the same rate as Matching Contributions under the 401(k) Plan.


                                      VI.
                                    FUNDING
                                    -------

6.1  FUNDING.  Supplemental Tax-Deferred Contributions and Supplemental Matching
     -------
Contributions remain assets of the Employers until such time as the benefits are paid to the Participating Employees. The Employers may, however, deliver some or all of the contributions to a trust ("Trust") whose assets are ear-marked specifically for the payment of benefits under this Plan. The assets of the Trust shall be subject to claims of creditors of an Employer in the event of an Employer's insolvency. Individual accounts may be established in the Trust, to which amounts equal to the Participating Employees' contributions are credited.

6.2  ACCOUNTING.  The Plan Administrator shall establish and maintain a separate
     ----------
Supplemental Tax-Deferred Savings Account and Supplemental Matching Contribution Account for each Participating Employee, to which shall be credited his Supplemental Tax-Deferred Contributions and Supplemental Matching Contributions, respectively.

          Amounts credited to Supplemental Matching Contribution Accounts shall be shown on the books of the Employers as common stock of First Commerce Corporation ("Company Stock"). At the time of any dividend on Company Stock additional shares shall be added to the Participating Employee's account equivalent to the number of shares that the dividend on the shares in his account would have purchased.

          Earnings and losses on the Supplemental Tax-Deferred Accounts shall be as determined by the Participating Employee. Each Participating Employee shall elect to have his or her Supplemental Tax-Deferred Contributions credited to hypothetical accounts in the investment funds that are then available under the 401(k) Plan. Such investment will be deemed to have occurred five business days after the end of the pay period in which the Supplemental Deferral takes place. If the Company chooses to contribute the amount to a Trust and chooses to have the funds invested in investment funds in the same proportions as the hypothetical investment funds, and does so more quickly than five business days after the end of the pay period, then the hypothetical investment earnings shall be determined from the date of the actual investment in the Trust. The Participating Employee's Supplemental Tax-Deferred Account shall thereafter be adjusted as if the contributions were actually invested in the investment funds selected by the Participating Employee. The Participating Employee can elect to modify his hypothetical investment choices as of the last day of each calendar quarter or, after July 1, 1995, as of the close of business on the date on which the election is made.

          Nothing in this Plan document, however, shall be interpreted as imposing a legal obligation on the Company, any of the Employers, the Plan Administrator, or the Trustee to either deliver any of the contributions to a Trust, or to invest any funds in the Trust in the same manner as a Participating Employee has elected to have his hypothetical investment determined.

          The insolvency or bankruptcy of an Employer shall not affect the allocation of gains and losses of the elected funds to a Participating Employee's accounts, even though no amounts are actually delivered to the Trust, or the continued allocation of gains or losses of such funds even if Trust assets are depleted as a result of payments made to an Employer's creditors.


                                      VII.
                              PLAN ADMINISTRATION
                              -------------------

7.1  PLAN ADMINISTRATOR.  The Plan Administrator shall be the Company's Director
     ------------------
of Human Resources, who shall make all decisions in connection with the administration of the Plan. including decisions concerning eligibility, amounts of contributions, and payment of benefits. The Plan Administrator shall have the sole authority to interpret the Plan and all of his or her decisions shall be final and binding on all persons affected thereby.

7.2  REPORTING.  As soon as practicable after each calendar quarter, the Plan
     ---------
Administrator shall furnish each Participating Employee with a statement indicating the total amount allocated to his accounts under the Plan.

7.3  PAYMENT OF EXPENSES.  The Company shall pay, or reimburse the Plan
     -------------------
Administrator for, any expenses reasonably incurred in the administration of the Plan.


                                     VIII.
                                 DISTRIBUTIONS
                                 -------------

8.1  TERMINATION BENEFIT.  Upon the termination of a Participating Employee's
     -------------------
employment with all Employers (other than by death), the Participating Employee shall be entitled to payment of his vested Plan account balances. Such payment shall be made in one lump sum, as soon as administratively convenient after the termination of employment. Any unvested portion shall be forfeited and shall belong to the Participating Employee's Employer.

8.2  DEATH BENEFIT.  If a Participating Employee dies while employed, his Plan
     -------------
accounts shall be 100% vested and shall be distributed to his Beneficiary. He may designate a Beneficiary on a form provided by the Plan Administrator. In the absence of a designated Beneficiary the Beneficiary shall be the Participating Employee's estate.

8.3  FORM OF DISTRIBUTION.  Distributions shall be made in the form of Company
     --------------------
Stock to the extent the Participating Employee's Trust accounts are invested in Company Stock. The balance of the benefit shall be in cash.

                                      IX.
                                 MISCELLANEOUS
                                 -------------

9.1  ASSIGNMENT.  To the extent a Participating Employee or any other person
     ----------
acquires a contractual right to receive payments pursuant to the Plan, such right shall not be subject to assignment, pledge (including collateral for a loan or security for the performance of an obligation), encumbrance or transfer. Any attempt to assign, pledge, encumber or transfer such right shall not be recognized.

9.2  AMENDMENT.  The Company, through its board of directors, shall have the
     ---------
right to amend the Plan, including discontinuing contributions hereunder, provided that no such amendment shall reduce a Participating Employee's account or reduce the vesting of the account and provided that if any such amendment requires shareholder approval to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule, such amendment shall be subject to approval of the Company's shareholders.

9.3  GOVERNING LAW.  The Plan shall be governed by the laws of the State of
     -------------
Louisiana.

                                       X.
                              DEMAND FOR BENEFITS
                              -------------------

10.1  DEMAND FOR BENEFITS.  Benefits upon termination of employment shall
      -------------------
ordinarily be paid to a Participating Employee without the need for demand, and to a Beneficiary upon receipt of the Beneficiary's address and Social Security number. Nevertheless, a Participating Employee or a person claiming to be a Beneficiary who claims entitlement to a benefit under Paragraph 8.1 or 8.2 can file a claim for benefits with the Plan Administrator. The Plan Administrator shall accept or reject the claim within 30 days of its receipt. If the claim is denied, the Plan Administrator shall give the reason for denial in a written notice calculated to be understood by the claimant, referring to the Plan provisions that form the basis of the denial. If any additional information or material is necessary to perfect the claim, the Plan Administrator will identify these items and explain why such additional material is necessary. If the Plan Administrator neither accepts nor rejects the claim within 30 days, the claim shall be deemed to be denied. Upon the denial of a claim, the claim may file a written appeal of the denied claim to the Plan Administrator within 60 days of the denial. The claimant shall have the opportunity to be represented by counsel and to be heard at a hearing. The claimant shall have the opportunity to review pertinent documents and the opportunity to submit issues and argue against the denial in writing. The decision upon the appeal must be made no later than the later of
(a) 60 days after receipt of the request for review, or (b) 30 days after the hearing. The Plan Administrator must set a date for such a hearing within 30 days after receipt of the appeal. In no event shall the date of the hearing be set later than 60 days after receipt of the notice. If the appeal is denied, the denial shall be in writing. If an initial claim is denied, all subsequent reasonable attorney's fees and costs of the successful claims, including the filing of the appeal with the Plan Administrator, and any subsequent litigation, shall be paid by the Employer unless the failure of the Employer to pay is caused by reasons beyond its control, such as insolvency or bankruptcy.

          THUS DONE AND SIGNED on this _____ day of February, 1995, in the presence of the undersigned competent witnesses.

WITNESSES:                            FIRST COMMERCE CORPORATION


_______________________________       BY:____________________________


_______________________________       TITLE:_________________________

                                ACKNOWLEDGEMENT
STATE OF LOUISIANA
PARISH OF ORLEANS

     BEFORE ME, the undersigned Notary Public, personally came and appeared:
_____________________________________, who being by me duly sworn did depose and state that he signed the foregoing restatement of the First Commerce Corporation Supplemental Tax-Deferred Savings Plan as a free act and deed on behalf of First Commerce Corporation for the purposes therein set forth.

                                            ____________________________________

Sworn to and subscribed before me
this ____ day of February, 1995.


_________________________________
          NOTARY PUBLIC

                          FIRST COMMERCE CORPORATION
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 17, 1995

The undersigned hereby appoints Thomas C. Jaeger and Clifton J. Saik or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock of First Commerce Corporation that the undersigned is entitled to vote at the annual meeting of stockholders to be held April 17, 1995, and any adjournments thereof.

     Election of Directors, Nominees:

     Ian Arnof, James J. Bailey III, John W. Barton, Sydney J. Besthoff III, Robert H. Bolton, Frances B. Davis, Laurance Eustis, Jr., William P. Fuller, Arthur Hollins III, F. Ben James, Jr., Erik F. Johnsen, J. Merrick Jones, Jr., Edwin Lupberger, Hermann Moyse, Jr., O. Miles Pollard, Jr., G. Frank Purvis, Jr., Edward M. Simmons, H. Leighton Steward, Joseph B. Storey, Robert A. Weigle.

PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS LISTED HEREIN. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS PROXY.


                             FOLD AND DETACH HERE




X   PLEASE MARK YOUR                                                   9806
    VOTES AS IN THIS
    EXAMPLE.

        To withhold authority to vote for any individual nominee(s) mark the FOR box in proposal 1 and write that nominee's name(s)
                    on the space provided below the boxes.

- --------------------------------------------------------------------------------
        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
- --------------------------------------------------------------------------------
                  FOR   WITHHELD                        FOR   AGAINST   ABSTAIN
1. Election of    / /     / /      2. Approval of the   / /     / /       / /
Directors                             Proposals to
(see reverse)                         approve the
                                      Amended and
                                      Restated
                                      Supplemental
                                      Tax-Deferred
                                      Savings Plan.
FOR, except vote WITHHELD from
the following nominee(s):          3. In their discretion,
                                      to transact such
- ------------------------------        other business as may
                                      properly come before
                                      the meeting and any
                                      adjournment thereof.

- --------------------------------------------------------------------------------





                              Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              The signer hereby revokes all authorizations heretofore given by the signer to vote at the meeting or any adjournments thereof.


                                             ---------------------------------

                                             ---------------------------------
                                              SIGNATURE(S)              DATE


                             FOLD AND DETACH HERE